Exhibit 10.5

SECURITIES EXCHANGE AND AMENDMENT AGREEMENT

THIS SECURITIES EXCHANGE AND AMENDMENT AGREEMENT (the “Agreement”), dated March 24, 2023, is made by and between Sharing Services Global Corporation, a Nevada corporation (“Company”), and the holders of Securities (as set forth on Schedule A attached hereto) signatories hereto (each a “Holder” and collectively the “Holders”).

WHEREAS, DSS Inc, is the owner of 60,000,000 warrants (the “DSS Warrants”) and Decentralized Sharing Systems, Inc. (“DSSI”) is the owner of 818,181,819 warrants (the “DSSI Warrants” and together with the DSSI Warrants the “Securities”), which DSS Warrants and the DSSI Warrants were issued by the Company;

WHEREAS, the Holders purchased from the Company the Securities to purchase shares of the Company’s Series A common stock (“Common Stock”), as set forth on Schedule A attached hereto;

WHERAS, Decentralized Sharing Systems, Inc. is the owner and holder of a Secured Convertible Promissory Note dated June 2022, for a principal amount of $27,000,000, which Note was issued pursuant to that certain securities purchase agreement by and between the Company and DSSI (the “Note”) ;

WHEREAS, subject to the terms and conditions set forth in this Agreement the Company and the Holder have agreed that the Securities thus issued shall be cancelled and the Note amended, as applicable, and that the Company shall issue and the Holder shall receive shares of Common Stock as set forth on Schedule A attached hereto (the “Exchange Shares”) in exchange for the transactions contemplated herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Holder agree as follows:

1. Terms of the Exchange and Cancellation. The Company and Holders agree that on the Closing Date, the Holders will convey, assign, transfer and surrenders the respective Securities to the Company, and in exchange, the company shall cancel or amend the Securities, as applicable, and issue the Exchange Shares to the Holders, without the payment of any exercise price thereof. The Holder shall hereby relinquish any and all other rights, title and interest that he may have under the Securities (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company, for the Exchange Shares.

2. Amendments to the Note, The Company and DSSI agree that on the Closing Date the Note shall be amended such that any rights granted to DSSI under the Note for conversion into shares of Common Stock of the Company, including but not limited to the Recitals, Section 3 of the Note in its entirety, and Section 7 of the Note in its entirety, shall be deleted (the “Amendment”). It is further agreed that the Note, and any agreements thereof, shall remain in full force and effect, except as Amended by this Agreement, and such Amendment shall come into force on the Closing Date.

2. Closing. Upon satisfaction of the conditions set forth herein, a closing shall occur at the principal offices of the Company, or such other location, and on such date as the parties shall mutually agree (“Closing” and such date the “Closing Date”). At Closing, the Holders shall deliver certificates representing the Securities to the Company and the Company shall deliver to such Holder a certificate evidencing the Exchange Shares, in the name(s) and amount(s) as indicated on Schedule A annexed hereto. Upon closing, any and all obligations of the Company to the Holders as per the Securities shall be fully satisfied (including any related rights under such agreements as may have been entered into for the purchase and sale of the Securities), the certificates evidencing the Securities shall be cancelled and the Holders will have no remaining rights, powers, privileges, remedies or interests under the Securities. On Closing, the Securities shall hereby be deemed cancelled or amended, as applicable, and of no further force and effect, effective immediately, and shall hereafter represent only the right to receive the Exchange Shares set forth next to such Security on Schedule A.

3. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

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4. Representations and Warranties of the Holder. Each Holder, jointly and severally, represents and warrants as of the date hereof and as of the Closing to the Company as follows:

a.	it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization,

b.	it has the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

c.	this Agreement has been duly authorized, executed and delivered by it and constitutes a valid and binding obligation of the Holders, enforceable in accordance with its terms;

d.	it is not subject to or obligated under any provision of its charter or bylaws which would be breached or violated by the execution, delivery and performance by the Holder of this Agreement and the consummation of the transactions contemplated hereby;

e.	the Holder is the registered owner of the Securities and possesses good title thereto, free and clear of all liens, charges and encumbrances;

f.	the Holder has been furnished with all the information it deems necessary or desirable to evaluate the merits and risks of cancelling or exchanging the Securities as provided herein, and has been given the opportunity to ask questions of and receive answers from the representatives of the Company with respect to this Agreement and the transactions contemplated hereby; and

g.	the Holder is financially sophisticated and able to evaluate the risks and merits of this transaction.

5. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Holders:

a.	it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization;

b.	it has the requisite power and authority to enter into this Agreement and perform its obligations hereunder;

c.	this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and

d.	it is not subject to or obligated under any provision of its charter or bylaws which would be breached or violated by the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby.

6. Additional Acknowledgments. The Holders and the Company confirm that the Company has not received any consideration for the transactions contemplated by this Agreement.

7. Registration Rights. The Holder waives any rights the Holder may have had with respect to registration of the Securities under the Securities Act and confirms that the Company is under no obligation to register the Exchange Shares pursuant to the Securities Act.

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8. Miscellaneous.

a. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

b. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed under the laws of the State of Texas without regard to the choice of law principles thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Texas for the adjudication of any dispute hereunder or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives any objection that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

d. Counterparts/Execution. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains an electronic file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or electronic file signature page (as the case may be) were an original thereof.

e. Notices. Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent (i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing.

If to the Company, to:	Sharing Services Global Corporation
5200 Tennyson Parkway, Suite 400
Plano, Texas 75024
Attention: John “JT” Thatch, Chief Executive Officer

If to Holder, to the address set forth on the signature page of the Holder.

h. Expenses. The parties hereto shall pay their own costs and expenses in connection herewith.

i. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by all parties, or, in the case of a waiver, by the party waiving compliance. Except as expressly stated herein, no delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder preclude any other or future exercise of any other right, power or privilege hereunder.

j. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

SHARING SERVICES GLOBAL CORPORATION

By:
Name:	John ‘JT’ Thatch
Title:	Chief Executive Officer

HOLDERS:

DSS INC.

By:

Address for Notices:

Address for delivery of the Exchange Shares:

DECENTRALIZED SHARING SYSTEMS, INC.

By:

Address for Notices:

Address for delivery of the Exchange Shares:

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Schedule A

All Parties to this Agreement agree that the issuance of the Exchange Shares to DSS, Inc. is in complete satisfaction of any and all amounts due to the Parties, such amounts being as indicated in the table below:

Security issued to	Form of Security	Shares of Common Stock Issuable upon exercise or conversion	%	Number of Exchange Shares**
DSS, Inc.	Warrants	60,000,000	2.77%	693,194
Decentralized Sharing Systems, Inc.	Warrants	818,181,819	37.81%	9,452,647
Decentralized Sharing Systems, Inc.	Conversion feature of the $27,000,000 Promissory Note	1,285,714,286	59.42%	14,854,159
TOTAL		2,163,896,105	100%	25,000,000

** being the indicative number of Exchange Shares to be issued to each such Party for the transactions contemplated in this Agreement

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